REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Milwaukee, Wisconsin 53202


In planning and performing our audit of the financial
statements of Advisory Research International Small
Cap Value Fund, Advisory Research Global Value Fund,
Advisory Research All Cap Value Fund, Advisory
Research International All Cap Value, Advisory Research
Strategic Income Fund, Advisory Research Small Company
Opportunities Fund and Advisory Research Emerging
Markets Opportunities Fund (the Funds), each a series
of Investment Managers Series Trust, for the year
ended October 31, 2014, in accordance with the
standards of the Public Company Accounting Oversight
Board (United States), we considered their internal
control over financial reporting, including control
activities for safeguarding securities, as a basis
for designing our auditing procedures for the purpose
of expressing our opinion on the financial statements
and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion on
the effectiveness of the Funds internal control over
financial reporting.   Accordingly, we express no such
opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A
companys internal control over financial reporting
is a process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles.   A companys internal control
over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.







A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or employees,
in the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis.   A material weakness is a deficiency,
or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).   However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of October 31, 2014.

This report is intended solely for the
information and use of management, Shareholders and Board of Trustees of Investment Managers
Series Trust and the Securities and Exchange
Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 30, 2014


















To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two